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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Nutraceutix, Inc.
8340 - 154th Ave. NE
Redmond, Washington 98052

RE: Nutraceutix, Inc. Form S-8


        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Nutraceutix, Inc. of our report dated February 9, 2001, appearing on page F-2 of Nutraceutix, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2000.


GRANT THORNTON, LLP
Seattle, Washington

March 28, 2001.



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